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                                                                 EXHIBIT 99.496

                            [ISO ALLIANCE LETTERHEAD]



                                                           August 1, 1997




Mr. W.L. Strong                                  VIA FEDERAL EXPRESS
Duke Engineering and Services
5000 Executive Parkway
Suite 300
San Ramon, CA 94583

Re: Completion of Supplier Milestone Number 36

Dear Mr. Strong:


Enclosed please find one copy plus diskette of the Operational Dry Run plan completed and delivered.


Please indicate your receipt of this document by returning a signed copy of the enclosed receipt. For your convenience, we have included a self-addressed stamped envelope.

This satisfies Supplier Milestone number 36.

Yours truly,



S.R. Ingram

Enclosures

cc:  Skadden, Arps, Slate, Meagher & Flom, LLP
         ATTN: M.R. Hoffmann
     ABB Systems Control
         ATTN: Shahid Iqbal
     Ernst & Young, LLP
         ATTN: Richard Jones


________________________________________________________________________________

                                              Control Number: 00122
This document is intended only for the named recipient(s) and contains confidential information that is the property of the ISO Alliance LLC. Dissemination of this material to anyone not named above without the consent of the Alliance is strictly prohibited.


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                  CONFIRMATION OF SUPPLIER MILESTONE NUMBER 36







August ___, 1997









I am in receipt of the ISO Alliance Supplier Milestone Number 36: Operational Dry Run completed and delivered





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